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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 23, 1996 relating to the financial statements of The Marquee Group, Inc., April 3, 1996, relating to the financial statements of Sports Marketing and Television International, Inc. and April 3, 1996, relating to the financial statements of Athletes and Artists, Inc. included in the Registration Statement (Form SB-2) and related Prospectus of The Marquee Group, Inc. for the registration of shares of its common stock.


                                          /s/ Ernst & Young LLP



New York, New York
December 4, 1996